                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

                                JURISDICTION OF ORGANIZATION
NAME                              OR STATE OF INCORPORATION
----                            ----------------------------
Shelby County Bank              United States
First Tier One Corporation      Indiana
The Shelby Group, Inc.          Indiana
Paramount Bank                  United States
Blue River Bancshares Trust I   Delaware


                                       101